Exhibit 99.1

August 5, 2010 – For Immediate Release	Contact: Robert V. Lardon
203.328.3517
robert.lardon@harman.com

HARMAN Reports Fourth Quarter Sales Up 29% and Improves Operating Income by $109 Million

•	New orders raise backlog from $8.8 to $12 billion as more customers adopt next generation technology

•	Cash rises by $221 million during the quarter to $646 million, provides flexibility for strategic initiatives

•	$350 million in permanent cost savings drives competitive advantage and margin improvement

Stamford, CT, August 5, 2010 – Harman International Industries, Incorporated, the leading global audio and infotainment group (NYSE: HAR), today announced results for the fourth quarter and fiscal year ended June 30, 2010. Net sales for the year were $3.4 billion, an increase of 18 percent compared to the prior year. Excluding foreign currency translation, net sales increased by 17 percent. On a GAAP basis, operating profit from continuing operations was $86 million compared to an operating loss of ($504) million in fiscal 2009. Excluding non-recurring items, annual operating profit from continuing operations was $116 million, compared to a non-GAAP operating loss of ($86) million in the prior year. On the same non-GAAP basis, earnings per diluted share from continuing operations were $0.85 for the year compared to a loss per diluted share of ($1.23) in the prior year. On a GAAP basis, earnings per diluted share from continuing operations were $0.50 for the year compared to a loss per diluted share of ($7.19) in the prior year. The Company divested its QNX business in June which is excluded from these results. The QNX operating profit for the eleven months was $10 million, or $0.13 earnings per diluted share.

Net sales for the quarter were $851 million, an increase of 29 percent compared to the same period last year. Excluding foreign currency translation, net sales increased by 35 percent. Fourth quarter operating income was $26 million, an improvement of $109 million versus a prior year loss. Excluding non-recurring items, operating profit from continuing operations in the fourth quarter was $30 million, compared to a non-GAAP operating loss of ($35) million in the same period last year. On the same non-GAAP basis, earnings per diluted share from continuing operations were $0.30 for the quarter compared to a loss per diluted share of ($0.43) in the same period last year. On a GAAP basis, earnings from continuing operations per diluted share were $0.26 for the quarter compared to loss per diluted share of ($1.01) in the same period last year. The Company divested its QNX business in June which is excluded from these results. The QNX operating profit for the two months was $1 million, or $0.02 earnings per diluted share.

At June 30, 2010, the Company’s cash and short term investments balance was $646 million, compared to $424 million as of March 31, 2010. The increase in cash was primarily the result of positive cash from operating activities and the proceeds from the sale of QNX.

Dinesh C. Paliwal, the Company’s Chairman, President and CEO, said, “Our progress during the quarter has been extremely encouraging, with all key performance indicators improving. The next generation technology developed at Harman is capturing market share and delivering increased value to our customers. Additionally, we are driving value by optimizing our business portfolio and global footprint, transforming our cost structure, and accelerating our growth into emerging markets.”

“We were pleased to see an unexpected increase in demand this quarter,” added Paliwal. “As a result, we decided to incur additional procurement and logistics costs to secure sufficient allocation of electronics components. At the same time, our increased confidence in our ability to capture market share has prompted us to accelerate investments in sales, marketing, and business development. We believe these efforts, combined with prudent capital deployment, will continue our sales and profit improvements and deliver superior shareholder value.”

Summary of Continuing Operations – Gross Margin and SG&A

Gross margin on a GAAP basis increased 3.7 percentage points to 26.3 percent in fiscal 2010 and 5.6 percentage points to 26.3 percent in the fourth quarter. These changes were primarily due to higher factory utilization associated with increased sales and improved productivity as a result of STEP Change initiatives. Gross margin on a non-GAAP basis in fiscal 2010 increased 3.5 percentage points to 26.4 percent and, in the fourth quarter, increased 5.5 percentage points to 26.3 percent. These gross margin improvements were primarily due to higher factory utilization associated with increased sales and improved productivity as a result of STEP Change initiatives.

SG&A expense as a percentage of sales on a non-GAAP basis in fiscal 2010 declined 2.9 percentage points to 23.0 percent and, in the fourth quarter, declined 3.3 percentage points to 22.8 percent. These improvements are primarily related to STEP Change initiatives and engineering footprint optimization.

HARMAN continues to execute ahead of schedule on its $400 million STEP Change permanent cost-savings program and has achieved $350 million in permanent savings through June 30, 2010, compared to a target of $283 million.

Strategic Initiatives

The Company successfully concluded the sale of its QNX Software Systems unit during the quarter to Research in Motion (NASDAQ:RIMM) for a cash price of approximately $200 million. The acquisition of Eletrônica Selenium S/A of Brazil, a leading provider of professional and consumer audio solutions, was also successfully completed during the quarter for an aggregate price of $75 million.

The Company significantly increased its brand marketing activities in the fourth quarter. A new corporate identity program that incorporates the co-branding of HARMAN with all portfolio brands was initiated, supported by a major advertising campaign. The Company is serving as an Official Sound Partner at Shanghai World Expo 2010 where 70 million people will be introduced to the HARMAN experience. Harman products and brands were also showcased at the recent Coachella and Stagecoach music festivals, where its consumer audio displays and professional audio systems were presented to an estimated 250,000 visitors.

FY 2010 Key Figures – Total Company	Three Months Ended June 30				Twelve Months Ended June 30
All figures from continuing operations unless otherwise noted			Increase (Decrease)				Increase (Decrease)
$ millions (except per share data)	3M FY10	3M FY09	Including Currency Changes	Excluding Currency Changes[2]	12M FY10	12M FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	851	660	29%	35%	3,364	2,855	18%	17%
Gross profit	224	136	64%	71%	885	645	37%	36%
Percent of net sales	26.3%	20.7%			26.3%	22.6%
SG&A	198	220	(10)%	(6)%	800	1,149	(30)%	(32)%
Operating income (loss)	26	(84)	n.m.	n.m.	86	(504)	n.m.	n.m.
Percent of net sales	3.0%	(12.7)%			2.5%	(17.6)%
Net Income (loss) from continuing operations attributable to Harman International Industries, Incorporated	18	(60)	n.m.	n.m.	35	(422)	n.m.	n.m.
Diluted earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated	0.26	(1.01)			0.50	(7.19)
Restructuring-related costs	4	46			18	100
Goodwill impairment charge	0	3			12	318
Net Income from discontinued operations	115	(4)			124	(9)
Diluted earnings (loss) per share from Discontinued Operations	1.63	(0.07)			1.75	(0.16)

Non-GAAP from continuing operations
Gross profit[1]	224	137	63%	70%	890	654	36%	35%
Percent of net sales[1]	26.3%	20.8%			26.4%	22.9%
SG&A1	194	172	13%	17%	774	740	5%	3%
Operating income (loss)[1]	30	(35)	n.m.	n.m.	116	(86)	n.m.	n.m.
Percent of net sales[1]	3.5%	(5.3)%			3.4%	(3.0)%
Net Income (loss)[1] from continuing operations attributable to Harman International Industries, Incorporated	21	(25)	n.m.	n.m.	60	(72)	n.m.	n.m.
Diluted earnings (loss) per share[1] from continuing operations attributable to Harman International Industries, Incorporated	0.30	(0.43)			0.85	(1.23)
Shares outstanding – diluted (in millions)	71	60			71	59

1,2	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Investor Call on August 5, 2010

4:40 p.m. EDT: HARMAN will conduct an investor and analyst call hosted by CEO, Dinesh Paliwal, and CFO, Herbert Parker. Those who wish to participate via audio in the earnings conference call scheduled at 4:40 p.m. EDT should dial 800-704-8312 (U.S.) or +1 (303) 223-4397 (International) ten minutes before the call and reference HARMAN. Following the call, a replay will be available at approximately 6:40 p.m. EDT through November 4, 2010 at 6:40 p.m. EDT. To listen to the replay, dial (800) 633-8284 (U.S.) or +1 (402) 977-9140 (International), Access Code: 21477075.

NOTE: For reference during its analyst and investor conference call, the Company has posted a set of informational slides on its web site at www.harman.com and accompanying this press release on www.businesswire.com.

In addition, Harman invites you to visit the Investors section of its website at: www.harman.com where visitors can sign-up for email alerts and conveniently download copies of historical earnings releases and supporting slide presentations, among other documents.

General Information

HARMAN (www.harman.com) designs, manufactures and markets a wide range of audio and infotainment solutions for the automotive, consumer and professional markets – supported by 15 leading brands including AKG®, Harman Kardon®, Infinity®, JBL®, Lexicon® and Mark Levinson®. The Company is admired by audiophiles across multiple generations and supports leading professional entertainers and the venues where they perform. More than 20 million automobiles on the road today are equipped with HARMAN audio and infotainment systems. HARMAN has a workforce of about 11,000 people across the Americas, Europe and Asia, and reported sales of $3.4 billion for the fiscal year ended June 30, 2010. The Company’s shares are traded on the New York Stock Exchange under the symbol NYSE:HAR.

A reconciliation of the non-GAAP measures included in this press release to the most comparable GAAP measures is provided in the tables contained at the end of this press release. HARMAN does not intend for this information to be considered in isolation or as a substitute for other measures prepared in accordance with GAAP.

Forward-Looking Information

Except for historical information contained herein, the matters discussed are forward-looking statements within the meaning of Section 21E of the Securities Exchange Act. One should not place undue reliance on these statements. We base these statements on particular assumptions that we have made in light of our industry experience, as well as our perception of historical trends, current market conditions, current economic data, expected future developments and other factors that we believe are appropriate under the circumstances. These statements involve risks and uncertainties that could cause actual results to differ materially from those suggested in the forward-looking statements, including but not limited to (1) our ability to achieve the intended benefits and anticipated savings of our STEP Change cost reduction initiatives; (2) our ability to maintain profitability in our automotive division; (3) the loss of one or more significant customers, or the loss of a significant platform with an automotive customer; (4) warranty obligations for defects in our products; (5) fluctuations in currency exchange rates, particularly with respect to the value of the U.S. dollar and the Euro; (6) our ability to successfully implement our global footprint initiative, including achieving cost reductions and other benefits in connection with the restructuring of our manufacturing, engineering, procurement and administrative organizations; (7) the inability of our suppliers to deliver products at the scheduled rate and disruptions arising in connection therewith; (8) our ability to attract and retain qualified senior management and to prepare and implement an appropriate succession plan for our critical organizational positions; (9)our failure to implement and maintain a comprehensive disaster recovery program; (10) our failure to comply with governmental rules and regulations, including the Foreign Corrupt Practices Act and U.S. export control laws, and the cost of compliance with such laws; (11) our ability to maintain a competitive technological advantage through innovation and leading product designs; (12) acceptance of our mid-platform infotainment systems by original equipment manufacturers and consumers; (13) the outcome of pending or future litigation and other claims, including, but not limited to, the current stockholder and Employee Retirement Income Security Act of 1974 lawsuits; (14) our ability to enforce or defend our ownership and use of intellectual property rights, and (15) other risks detailed in Harman International’s Annual Report on Form 10-K for the fiscal year ended June 30, 2010 and other filings made by Harman International with the Securities and Exchange Commission. We undertake no obligation to publicly update or revise any forward-looking statement, except as required by law. This press release also makes reference to the Company’s sales backlog. The Company’s sales backlog reflects anticipated net sales from formally awarded new programs and open replacement programs, less phased-out and cancelled programs. The sales backlog may be impacted by various assumptions embedded in the calculation, including vehicle production levels on new and replacement programs, foreign currency exchange rates and the timing of major program launches.

APPENDIX

Automotive Division

FY 2010 Key Figures – Automotive	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY10	3M FY09	Including Currency Changes	Excluding Currency Changes[2]	12M FY10	12M FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	627	465	35%	43%	2,468	2,005	23%	22%
Gross profit	149	78	90%	101%	587	385	52%	51%
Percent of net sales	23.7%	16.8%			23.8%	19.2%
SG&A	115	135	(15)%	(10)%	499	825	(40)%	(41)%
Operating income (loss)	34	(56)	n.m.	n.m.	88	(440)	n.m.	n.m.
Percent of net sales	5.4%	(12.1)%			3.6%	(21.9)%
Restructuring-related costs	(1)	29			5	60
Goodwill impairment charge	0	3			12	295

Non-GAAP
Gross profit[1]	149	79	89%	100%	590	393	50%	49%
Percent of net sales[1]	23.7%	16.9%			23.9%	19.6%
SG&A1	116	104	11%	17%	484	478	1%	0%
Operating income (loss)[1]	33	(25)	n.m.	n.m.	105	(85)	n.m.	n.m.
Percent of net sales[1]	5.3%	(5.3)%			4.3%	(4.2)%

1,2	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Automotive Division net sales in fiscal 2010 were $2.5 billion, an increase of 23 percent, or 22 percent when adjusted for constant currency, compared to the prior year. Gross margin on a non-GAAP basis in fiscal 2010 increased 4.3 percentage points to 23.9 percent. The gross profit margin improvement was due to higher factory utilization associated with increased sales and improved productivity as a result of STEP Change initiatives.

SG&A expense on a non-GAAP basis in fiscal 2010 was $484 million compared to $478 million in the prior year, flat when adjusted for constant currency. As a percentage of sales, SG&A declined by 4.2 percentage points from 23.8% to 19.6%.

Net sales in the fourth quarter were $627 million, an increase of 35 percent, or 43 percent when adjusted for constant currency. Gross margin on a non-GAAP basis in the fourth quarter increased 6.8 percentage points to 23.7 percent. The gross profit margin improvement was due to higher factory utilization associated with increased sales and improved productivity as a result of STEP Change initiatives.

SG&A expense on a non-GAAP basis in the fourth quarter was $116 million compared to $104 million in the prior year. As a percentage of sales, SG&A declined 3.9 percentage points from 22.3% to 18.4%.

The Automotive Division received several significant awards from major automakers since its last reporting period. The division was selected by Chrysler Group and Fiat to provide integrated infotainment systems for the automakers’ vehicles sold worldwide.

Complementing the previously announced infotainment offering for Toyota in Europe, Toyota will also offer Harman systems for its vehicles sold in North America. In addition, Harman was selected to provide a premium Mark Levinson branded audio system for the Lexus LFA, an ultra-high-performance sports vehicle. The Company has also been awarded a new project from BMW to provide the next generation entry-level infotainment system for its luxury vehicle platforms. Harman has been the market leader in the ‘premium high’ Infotainment category. With these new awards, Harman has expanded its served segments into the fast-growing ‘premium mid’ and ‘premium entry’ Infotainment business.

Consumer Division

FY 2010 Key Figures – Consumer	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY10	3M FY09	Including Currency Changes	Excluding Currency Changes[2]	12M FY10	12M FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	81	70	15%	20%	373	356	5%	2%
Gross profit	19	15	31%	37%	99	83	19%	16%
Percent of net sales	24.0%	21.2%			26.6%	23.3%
SG&A	30	30	0%	2%	104	133	(22)%	(23)%
Operating income (loss)	(11)	(15)	n.m.	n.m.	(5)	(49)	n.m.	n.m.
Percent of net sales	(13.3)%	(22.0)%			(1.3)%	(14.0)%
Restructuring-related costs	4	8			8	13
Goodwill impairment charge	0	0			0	23

Non-GAAP
Gross profit[1]	19	15	29%	35%	99	83	19%	16%
Percent of net sales[1]	24.0%	21.4%			26.6%	23.3%
SG&A1	26	23	16%	18%	96	97	(1)%	(2)%
Operating income (loss)[1]	(7)	(8)	n.m.	n.m.	3	(14)	n.m.	n.m.
Percent of net sales[1]	(8.5)%	(11.1)%			0.7%	(3.9)%

1,2	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Consumer Division net sales in fiscal 2010 were $373 million, an increase of 5 percent, or 2 percent when adjusted for constant currency, compared to the prior year. Gross margin on a non-GAAP basis in fiscal 2010 increased 3.3 percentage points to 26.6 percent. SG&A expense on a non-GAAP basis in fiscal 2010 was $96 million compared to $97 million in the prior year. As a percentage of sales, SG&A declined by 1.3 percentage points from 27.2% to 25.9%.

Net sales in the fourth quarter were $81 million, an increase of 15 percent, or 20 percent when adjusted for constant currency. Gross margin on a non-GAAP basis in the fourth quarter increased 2.6 percentage points to 24.0 percent. SG&A expense on a non-GAAP basis in the fourth quarter was $26 million compared to $23 million in the prior year. The increase was primarily due to investments in advertising and marketing related activities. SG&A was flat as a percentage of sales.

The Consumer Division has opened a new Global Product Development Center in Shenzhen, China, putting operations in close proximity to major suppliers, contract manufacturers, and the fastest growing consumer markets. The division also recently appointed a leading multimedia distributor to support its growth strategy in China. The acquisition of Selenium will greatly enhance opportunities for the Consumer Division to distribute Harman branded products in Brazil and other South American markets.

The division introduced 88 new products during the fiscal year, supported by brand advertising in leading publications including Dwell, Fast Company, Modern Luxury Publications, Rolling Stone and Esquire. Among the division’s most successful product launches during the fourth quarter was the MS-8 digital processor from JBL which has exceeded expectations for sales and editorial reviews. The aftermarket system dramatically enhances performance from installed car stereos with personalized surround-sound tuning across 31 graphic equalizer bands.

The Consumer Division’s web sites now serve customers in more than 25 languages, prompting robust growth in site visitors and online purchases. New Consumer Division social media sites were launched in April, attracting more than 15,000 registered followers in the first three months online.

Professional Division

FY 2010 Key Figures – Professional	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY10	3M FY09	Including Currency Changes	Excluding Currency Changes[2]	12M FY10	12M FY09	Including Currency Changes	Excluding Currency Changes[2]
Net sales	142	124	15%	16%	523	493	6%	6%
Gross profit	55	45	22%	24%	203	183	11%	10%
Percent of net sales	38.7%	36.2%			38.7%	37.2%
SG&A	32	37	(13)%	(10)%	127	139	(8)%	(8)%
Operating income (loss)	23	8	183%	158%	75	44	70%	66%
Percent of net sales	16.0%	6.5%			14.4%	9.0%
Restructuring-related costs	1	8			5	18
Goodwill impairment charge	0	0			0	0

Non-GAAP
Gross profit[1]	55	45	22%	23%	205	184	11%	11%
Percent of net sales[1]	38.7%	36.4%			39.1%	37.4%
SG&A1	31	29	8%	9%	124	122	2%	1%
Operating income (loss)[1]	24	16	47%	47%	80	62	29%	28%
Percent of net sales[1]	16.7%	13.0%			15.3%	12.6%

1,2	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release. n.m. = Not Meaningful

Professional Division net sales in fiscal 2010 were $523 million, an increase of 6 percent and the same when adjusted for constant currency, compared to the prior year. Gross margin on a non-GAAP basis in fiscal 2010 increased 1.7 percentage points to 39.1 percent. SG&A expense on a non-GAAP basis in fiscal 2010 was $124 million compared to $122 million in the prior year. As a percentage of sales, SG&A declined by 0.9 percentage points from 24.7% to 23.8%.

Net sales in the fourth quarter were $142 million, an increase of 15 percent, or 16 percent when adjusted for constant currency. Gross margin on a non-GAAP basis in the fourth quarter increased 2.3 percentage points to 38.7 percent. SG&A expense on a non-GAAP basis in the fourth quarter was $31 million compared to $29 million in the prior year. SG&A decreased as a percentage of sales from 23.4% to 22.0%.

The Professional Division continued to introduce advanced technologies around the world. This included the first ever professional-grade application of the Ethernet AVB protocol which will allow time-synchronized, streaming audio and video via IEEE 802 Ethernet.

The division has recently appointed new sales resources in China and India, supporting its growth strategy in sectors such as cinema, tour artists and installed sound. In North America, the Professional Division’s three mobile demonstration showrooms are taking the Harman audio experience on the road at such events as the Architectural Digest Show in New York and the Newport Film Festival in California. The division is expected to benefit significantly from the recent acquisition of market leader Selenium of Brazil, which brings a network of some 30 distributors across Latin America and two distribution centers in the US.

Other (Corporate)

FY 2010 Key Figures – Other	Three Months Ended June 30				Twelve Months Ended June 30
			Increase (Decrease)				Increase (Decrease)
$ millions	3M FY10	3M FY09	Including Currency Changes	Excluding Currency Changes[2]	12M FY10	12M FY09	Including Currency Changes	Excluding Currency Changes[2]
SG&A	21	18	19%	19%	69	52	33%	33%
Restructuring-related costs	0	1			0	8
Non-GAAP
SG&A1	21	17	24%	24%	69	43	58%	58%

1,2	A non-GAAP measure, see reconciliations of non-GAAP measures later in this release.

Excluding the impact of prior year stock option forfeitures, the full year SG&A expense increase was primarily attributable to incremental variable compensation expense and investments in technology innovation programs within the corporate research and development center.

Harman International Industries, Incorporated

Consolidated Statements of Operations

(000s omitted except per share amounts; unaudited)	Three Months Ended June 30,		Twelve Months Ended June 30,
	2010	2009	2010	2009
Net sales	$850,716	$659,949	$3,364,428	$2,854,895
Cost of sales	627,052	523,575	2,479,270	2,209,545

Gross profit	223,664	136,374	885,158	645,350
Selling, general and administrative expenses	198,134	217,107	774,189	831,419
Loss on deconsolidation of VIE	—	—	13,122	—
Goodwill impairment	—	2,777	12,292	317,743

Operating income (loss)	25,530	(83,510)	85,555	(503,812)
Other expenses:
Interest expense, net	6,266	9,651	30,215	20,574
Miscellaneous, net	2,542	709	6,263	4,224

Income (loss) from continuing operations before taxes	16,722	(93,870)	49,077	(528,610)
Income tax expense (benefit)	(1,715)	(34,492)	8,610	(107,017)

Income (loss) from continuing operations net of taxes	18,437	(59,378)	40,467	(421,593)
Income (loss) from discontinued operations net of taxes	115,446	(4,433)	123,591	(9,159)

Net income (loss)	133,883	(63,811)	164,058	(430,752)
Less: Net income (loss) attributable to non-controlling interest	—	786	5,289	752

Net income (loss) attributable to Harman	$133,883	$(64,597)	$158,769	$(431,504)

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated:
Income (loss) from continuing operations, net of taxes	$18,437	$(59,378)	$40,467	$(421,593)
Less: Net income (loss) attributable to non-controlling interest	—	786	5,289	752

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$18,437	$(60,164)	$35,178	$(422,345)

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.26	$(1.01)	$0.50	$(7.19)
Diluted	$0.26	$(1.01)	$0.50	$(7.19)
Earnings (loss) per share from discontinued operations:
Basic	$1.64	$(0.07)	$1.76	$(0.16)
Diluted	$1.63	$(0.07)	$1.75	$(0.16)
Earnings (loss) per share:
Basic	$1.90	$(1.09)	$2.26	$(7.34)
Diluted	$1.89	$(1.09)	$2.25	$(7.34)
Weighted average shares outstanding:
Basic	70,584	59,515	70,350	58,766
Diluted	70,927	59,515	70,595	58,766

Harman International Industries, Incorporated

Consolidated Statements of Operations

(000s omitted; unaudited)	June 30, 2010	June 30, 2009
ASSETS
Current assets
Cash and cash equivalents	$645,570	$586,359
Accounts receivable	517,092	410,703
Inventories	353,123	333,595
Other current assets	158,194	149,412
Current assets of discontinued operations	—	26,253

Total current assets	1,673,979	1,506,322
Property, plant and equipment	421,949	513,826
Goodwill	105,922	42,199
Deferred tax assets, long term	247,602	274,312
Other assets	106,763	91,115
Non-current assets of discontinued operations	—	45,723

Total assets	$2,556,215	$2,473,497

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities
Current portion of long-term debt	$463	$605
Short-term debt	13,472	—
Accounts payable	382,985	240,984
Accrued liabilities	363,261	344,302
Accrued warranties	99,329	116,673
Income taxes payable	3,941	16,973
Current liabilities of discontinued operations	—	23,993

Total current liabilities	863,451	743,530
Borrowings under revolving credit facility	—	227,319
Convertible senior notes	362,693	347,837
Other senior debt	1,209	1,535
Other non-current liabilities	193,970	144,202
Non-current liabilities of discontinued operations	—	1,156

Total liabilities	1,421,323	1,465,579

Harman International Industries, Incorporated shareholders’ equity	1,134,892	1,007,132
Non-controlling interest	—	786

Total equity	1,134,892	1,007,918

Total liabilities and equity	$2,556,215	$2,473,497

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Three Months Ended June 30, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$850,716	$—	$850,716
Cost of sales	627,052	(118)[a]	626,934

Gross profit	223,664	118	223,782
Selling, general and administrative expenses	198,134	(4,063)[b]	194,071
Loss on deconsolidation of VIE	—	—	—
Goodwill impairment	—	—	—

Operating income (loss)	25,530	4,181	29,711
Other expenses:
Interest expense, net	6,266	—	6,266
Miscellaneous, net	2,542	—	2,542

Income (loss) from continuing operations before taxes	16,722	4,181	20,903
Income tax expense (benefit)	(1,715)	1,366 [c]	(349)

Income (loss) from continuing operations net of taxes	18,437	2,815	21,252
Less: Net income (loss) attributable to non-controlling interest	—	—	—

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$18,437	$2,815	$21,252

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.26	$0.04	$0.30
Diluted	$0.26	$0.04	$0.30
Weighted average shares outstanding:
Basic	70,584		70,584
Diluted	70,927		70,927

(a)	Restructuring charges in Cost of Sales in the amount of $0.1 million were recorded during the fourth quarter of fiscal 2010. These charges were primarily related to accelerated depreciation.
(b)	Restructuring charges in SG&A in the amount of $4.1 million were recorded during the fourth quarter of fiscal 2010. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a tax benefit rate of 32.7%.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring charges incurred during the fourth quarter of fiscal 2010. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Twelve Months Ended June 30, 2010
	GAAP	Adjustments	Non-GAAP
Net sales	$3,364,428	$—	$3,364,428
Cost of sales	2,479,270	(4,371)[a]	2,474,899

Gross profit	885,158	4,371	889,529
Selling, general and administrative expenses	774,189	(13,503)[b]	760,686
Loss on deconsolidation of VIE	13,122	—	13,122
Goodwill impairment	12,292	(12,292)[c]	—

Operating income (loss)	85,555	30,166	115,721

Other expenses:
Interest expense, net	30,215	—	30,215
Miscellaneous, net	6,263	—	6,263

Income (loss) from continuing operations before taxes	49,077	30,166	79,243
Income tax expense (benefit)	8,610	5,343 [d]	13,953

Income (loss) from continuing operations net of taxes	40,467	24,823	65,290
Less: Net income (loss) attributable to non-controlling interest	5,289	—	5,289

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$35,178	$24,823	$60,001

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$0.50	$0.35	$0.85
Diluted	$0.50	$0.35	$0.85
Weighted average shares outstanding:
Basic	70,350		70,350
Diluted	70,595		70,595

(a)	Restructuring charges in Cost of Sales in the amount of $4.4 million were recorded during fiscal 2010. These charges were primarily related to accelerated depreciation.
(b)	Restructuring charges in SG&A in the amount of $13.5 million were recorded during fiscal 2010. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	Goodwill impairment charge of $12.3 million was taken in fiscal 2010
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a tax benefit rate of 29.9%.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during fiscal 2010. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Three Months Ended June 30, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$659,949	$—	$659,949
Cost of sales	523,575	(882)[a]	522,693

Gross profit	136,374	882	137,256
Selling, general and administrative expenses	217,107	(44,735)[b]	172,372
Loss on deconsolidation of VIE	—	—	—
Goodwill impairment	2,777	(2,777)[c]	—

Operating income (loss)	(83,510)	48,394	(35,116)

Other expenses:
Interest expense, net	9,651	—	9,651
Miscellaneous, net	709	—	709

Income (loss) from continuing operations before taxes	(93,870)	48,394	(45,476)
Income tax expense (benefit)	(34,492)	13,591 [d]	(20,901)

Income (loss) from continuing operations net of taxes	(59,378)	34,803	(24,575)
Less: Net income (loss) attributable to non-controlling interest	786	—	786

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$(60,164)	$34,803	$(25,361)

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$(1.01)	$0.58	$(0.43)
Diluted	$(1.01)	$0.58	$(0.43)
Weighted average shares outstanding:
Basic	59,515		59,515
Diluted	59,515		59,515

(a)	Restructuring charges in Cost of Sales in the amount of $0.9 million were recorded during the fourth quarter of fiscal 2009. These charges were primarily related to accelerated depreciation.
(b)	Restructuring charges in SG&A in the amount of $44.7 million were recorded during the fourth quarter of fiscal 2009. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	Goodwill impairment charge of $2.8 million was taken in the fourth quarter of fiscal 2009.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a tax benefit rate of 29.8%.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during the fourth quarter of fiscal 2009. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(000s omitted except per share amounts; unaudited)	Twelve Months Ended June 30, 2009
	GAAP	Adjustments	Non-GAAP
Net sales	$2,854,895	$—	$2,854,895
Cost of sales	2,209,545	(8,742)[a]	2,200,803

Gross profit	645,350	8,742	654,092
Selling, general and administrative expenses	831,419	(90,932)[b]	740,487
Loss on deconsolidation of VIE	—	—	—
Goodwill impairment	317,743	(317,743)[c]	—

Operating income (loss)	(503,812)	417,417	(86,395)

Other expenses:
Interest expense, net	20,574	—	20,574
Miscellaneous, net	4,224	—	4,224

Income (loss) from continuing operations before taxes	(528,610)	417,417	(111,193)
Income tax expense (benefit)	(107,017)	67,521 [d]	(39,496)

Income (loss) from continuing operations net of taxes	(421,593)	349,896	(71,697)
Less: Net income (loss) attributable to non-controlling interest	752	—	752

Net income (loss) from continuing operations attributable to Harman International Industries, Incorporated	$(422,345)	$349,896	$(72,449)

Earnings (loss) per share from continuing operations attributable to Harman International Industries, Incorporated:
Basic	$(7.19)	$5.95	$(1.23)
Diluted	$(7.19)	$5.95	$(1.23)
Weighted average shares outstanding:
Basic	58,766		58,766
Diluted	58,766		58,766

(a)	Restructuring charges in Cost of Sales in the amount of $8.7 million were recorded during fiscal 2009. These charges were primarily related to accelerated depreciation.
(b)	Restructuring charges in SG&A in the amount of $90.9 million were recorded during fiscal 2009. These charges were taken to increase efficiency in manufacturing, engineering and administrative functions.
(c)	Goodwill impairment charge of $317.7 million was taken in fiscal 2009.
(d)	The tax benefits are calculated by multiplying the actual restructuring charge in each individual country by the discrete tax rate within that specific country. This weighted average calculation yielded a restructuring tax benefit rate of 32.1%. Goodwill impairment tax benefit rate was 11.2%.

Harman International has provided a reconciliation of non-GAAP measures in order to provide the users of these financial statements with a better understanding of our restructuring and goodwill impairment charges incurred during fiscal 2009. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. These measurements should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

($000s Omitted; unaudited)	Three Months Ended June 30,		Increase (Decrease)
	2010	2009
Net sales	$850,716	$659,949	29%
Effect of foreign currency translation[1]		(30,309)

Net sales, excluding effect of foreign currency translation	850,716	629,640	35%
Gross profit	223,664	136,374	64%
Effect of foreign currency translation[1]		(5,405)

Gross profit, excluding effect of foreign currency translation	223,664	130,968	71%
SG&A	198,134	219,884	(10)%
Effect of foreign currency translation[1]		(9,701)

SG&A, excluding effect of foreign currency translation	198,134	210,183	(6)%
Operating income (loss)	25,530	(83,510)	n.m.
Effect of foreign currency translation[1]		4,295

Operating income (loss), excluding effect of foreign currency translation	25,530	(79,215)	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

EXCLUDING restructuring and goodwill charges ($000s Omitted; unaudited)	Three Months Ended June 30,		Increase (Decrease)
	2010	2009
Net sales	$850,716	$659,949	29%
Effect of foreign currency translation[1]		(30,309)

Net sales, excluding effect of foreign currency translation	850,716	629,640	35%
Gross profit	223,782	137,256	63%
Effect of foreign currency translation[1]		(5,424)

Gross profit, excluding effect of foreign currency translation	223,782	131,832	70%
SG&A	194,071	172,372	13%
Effect of foreign currency translation[1]		(5,977)

SG&A, excluding effect of foreign currency translation	194,071	166,395	17%
Operating income (loss)	29,711	(35,116)	n.m.
Effect of foreign currency translation[1]		553

Operating income (loss), excluding effect of foreign currency translation	29,711	(34,563)	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

($000s Omitted; unaudited)	Twelve Months Ended June 30,		Increase (Decrease)
	2010	2009
Net sales	3,364,428	2,854,895	18%
Effect of foreign currency translation[1]		27,594

Net sales, excluding effect of foreign currency translation	3,364,428	2,882,489	17%
Gross profit	885,158	645,350	37%
Effect of foreign currency translation[1]		5,740

Gross profit, excluding effect of foreign currency translation	885,158	651,090	36%
SG&A	799,603	1,149,162	(30)%
Effect of foreign currency translation[1]		20,593

SG&A, excluding effect of foreign currency translation	799,603	1,169,755	(32)%
Operating income (loss)	85,555	(503,812)	n.m.
Effect of foreign currency translation[1]		(14,854)

Operating income (loss), excluding effect of foreign currency translation	85,555	518,666	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.

Harman International Industries, Incorporated

Reconciliation of GAAP to Non-GAAP Results

(Foreign Currency Translation Impact)

EXCLUDING ITEMS restructuring and goodwill charges ($000s Omitted; unaudited)	Twelve Months Ended June 30,		Increase (Decrease)
	2010	2009
Net sales	3,364,428	2,854,895	18%
Effect of foreign currency translation[1]		27,594

Net sales, excluding effect of foreign currency translation	3,364,428	2,882,490	17%
Gross profit	889,529	654,092	36%
Effect of foreign currency translation[1]		5,754

Gross profit, excluding effect of foreign currency translation	889,528	659,846	35%
SG&A	773,808	740,487	5%
Effect of foreign currency translation[1]		7,918

SG&A, excluding effect of foreign currency translation	773,808	748,405	3%
Operating income (loss)	115,721	(86,395)	n.m.
Effect of foreign currency translation[1]		(2,164)

Operating income (loss), excluding effect of foreign currency translation	115,721	(88,559)	n.m.

[1]	Impact of restating prior year results at current year foreign exchange rates.

Harman International has provided a reconciliation of the non-GAAP measures in the table above to provide the users of the financial statements with a better understanding of the Company’s performance. Because changes in currency exchange rates affect our reported financial results, we show the rates of change both including and excluding the effect of these changes in exchange rates. We encourage readers of our financial statements to evaluate our financial performance excluding the impact of foreign currency translation. These non-GAAP measures are not measurements under accounting principles generally accepted in the United States. This measurement should be considered in addition to, but not as a substitute for, the information contained in our consolidated financial statements prepared in accordance with US GAAP.